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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-73720 of Nextel Communications, Inc. on Form S-4 of our report dated February 15, 2001 (March 29, 2001 as to Note 6) appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. and subsidiaries for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
December 12, 2001